Exhibit 99.8
CONSENT OF L. MCCAULEY CHENAULT
Pursuant to Rule 438 of the General Rules and Regulations under the Securities Act of 1933, I, L. McCauley Chenault, hereby consent to be named as a prospective director of Community Bankers Acquisition Corp. (“Community Bankers”) in the Registration Statement on Form S-4 of Community Bankers, dated January 15, 2008, and any subsequent amendments thereto, and to the filing of this consent as an exhibit to the Registration Statement.
Signature: /s/ L. McCauley Chenault
Name: L. McCauley Chenault
Dated: January 14, 2008